Terrace Ventures Inc.
810 Peace Portal Drive, Suite 202
Bellingham, WA 98230

July 9, 2008

To:	Pyro Pharmaceuticals, Inc.
	Attention:	Alan M. Schechter
Chairman and Chief Executive Officer

Dear Sir:

Re:	Business Combination of Terrace Ventures Inc. (“Terrace”) and Pyro Pharmaceuticals, Inc. (“Pyro”)

The interim agreement confirms that Terrace and Pyro wish to enter into a business combination. The purpose of this interim agreement is to set forth basic terms and conditions of such a transaction, not to cover all of the issues related to the transaction. Completion of the business combination is subject to Terrace completing due diligence of Pyro to its satisfaction.

1.	Representations of Pyro. Pyro represents as follows:

	(a)	Pyro is a company incorporated under the laws of the State of Delaware and is in good standing under the laws of its jurisdiction of incorporation;

(b)

Pyro’s authorized capital consists of 20,000,000 shares of common stock, with a par value of $0.001, and 5,000,000 shares of preferred stock, with a par value of $0.001, of which 7,500,000 shares of common stock and 5,000,000 shares of preferred stock are issued and outstanding. Pyro has granted options to purchase 1,858,960 shares of its common stock at an exercise price of $0.10 per share. There are no other classes of shares or other securities of Pyro outstanding;

	(c)	All shares of Pyro issued and outstanding have been duly and properly issued in compliance with all applicable corporate and securities laws;

(d)

Pyro’s financial statement for the year ended December 31, 2006, as set out under Schedule “A”, present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Pyro as at the date thereof and there has been no material change in the assets and liabilities since that date;

	(e)	Pyro is engaged in the business of developing therapeutics against multi-drug resistant infectious microorganisms (the “Business”); and

	(f)	Pyro has the right to use all of the patents in relation to the Business as set out in Schedule “B”

2.	Representations of Terrace. Terrace represents as follows:

	(a)	Terrace is a company incorporated under the laws of Nevada and is good standing under the laws of its jurisdiction of incorporation;

	(b)	Terrace is a reporting company under the United States Securities Exchange Act of 1934 (the “Act”) and is in good standing with respect to its filings under the Act;

(c)

Terrace’s authorized capital consists of 400,000,000 shares of common stock, with a par value of $0.001, of which 36,753,200 shares of common stock are issued and outstanding. In addition, Terrace is in the final stages of completing a private placement consisting of up to 10,000,000 units (the “Units”). Each Unit will consist of one share of common stock of Terrace and one share purchase warrant (the “Private Placement”);

	(d)	The shares of common stock of Terrace are quoted on the FINRA Over-The- Counter Bulletin Board; and

	(e)	There has been no material change in the affairs of Terrace since its most recent filings in Form 10-KSB and Form 10-QSB under the Act except as may be disclosed in any Form 8-K filed under the Act.

3.

Business Combination. We have agreed that Terrace and Pyro will complete a business combination by way of merger under the Nevada Revised Statutes or such other combination as may be advised by our respective legal counsel (the “Business Combination”).

4.

Consideration. The Business Combination shall be completed in such a manner that Terrace shall issue 120,000,000 shares of common stock of Terrace to the shareholders of Pyro in exchange for all the Pyro Shares issued and outstanding immediately prior to the Business Combination. Upon completion of the Business Combination and the Private Placement (as defined below), the shareholders of Pyro, immediately prior to the Business Combination, will own approximately 60.0% of the issued and outstanding shares of Terrace, and the shareholders of Terrace, immediately prior to the Business Combination, will own approximately 40.0% of the issued and outstanding shares of Terrace.

5.	Conditions. The obligations of the parties to complete the Business Combination shall be subject to customary conditions including:

	(a)	All the representatives of the parties shall be true and accurate at closing as if they were made immediately prior to closing;

(b)

Terrace shall complete a private placement of 25,000,000 units at a price of $0.10 per unit (each a “Unit”) for total proceeds of $2,500,000 (the “Private Placement”), with each Unit consisting of one share of common stock of Terrace and one share purchase warrant. Each share purchase warrant shall entitle the holder to purchase one share of common stock of Terrace at a price of $0.15 for one year after closing of the private placement;

(c)

Pyro shall have provided to Terrace prior to or on closing such financial statements as are required by Article 8.01 of Regulation S-X of the United States Securities and Exchange Commission in order to permit Terrace to make the United States Securities and Exchange Commission filings required in respect of the Business Combination;

(d)

Pyro shall have provided to Terrace such information as is necessary to satisfy Terrace and its counsel that the Business Combination may be completed in reliance of exemptions from applicable federal and state or foreign securities laws.

6.

Closing Date. The parties shall take such steps as may be necessary and use their best efforts to prepare and execute the Definitive Agreement as soon as possible, but in any event not later than October 31, 2008. During this period, the parties will cooperate with each other and provide such documentation or information as may be necessary to permit the parties to complete reasonable due diligence with respect to the proposed Business Combination.

7.

Legal and Accounting Costs. Terrace shall pay the reasonable legal and accounting costs of Pyro in connection with the preparation and closing of the Definitive Agreement. In addition, Terrace agrees to advance $10,000 to Pyro for the above noted legal and accounting costs on execution of this Agreement.

8.	Full Disclosure. Pyro shall disclose to Terrace any and all material adverse conditions or potential adverse conditions currently known about that could affect the business in a negative manner.

9.

Exclusivity. In consideration of the undertaking by Terrace of the costs and expenses in conducting due diligence and continuing negotiations, Pyro agrees that, during the term of this interim agreement, it will not seek or solicit, or engage anyone to seek or solicit, other suitors for a merger or purchase of Pyro, will not negotiate with other persons for the merger or purchase of Pyro, will not make available to other potential suitors information concerning itself, and will maintain confidentiality about the transaction contemplated by this interim agreement, except to the extent the disclosure is require by applicable law or is made to its advisors on a “need to know”basis.

10.

Counterparts. This interim agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same interim agreement.

If the foregoing is in accordance with your understanding of the Business Combination, please sign where indicated below and this will serve as an interim agreement to govern our relationship pending completion of a formal agreement.

Yours truly,

Terrace Ventures Inc.

Per:	/s/ Howard Thomson

Howard Thomson
President, Secretary and Treasurer

Agreed and accepted as of the 9th day of July, 2008.

Pyro Pharmaceuticals, Inc.

Per:	/s/ Alan M. Schechter

Alan M. Schechter
Chairman and Chief Executive Officer

Schedule “A”

Financial Statements for the year ended December 31, 2006

PYRO PHARMACEUTICALS, INC
( A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31,

	2006	2005
ASSETS
Current Assets:
Cash and Cash Eqiuvilents	$6,515	7,704

Total Assets	$6,515	7,704

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	-	-

Total Liabilities	-	-

Stockholders' Equity;
Common Stock, authorized 20,000,00 shares issued and outstanding 7,500,000 @.001 par value per share	$7,500	7,500
Preferrd Stock, authorized 5,000,000 shares issued and outstanding 5,000,000 shares @.001 per share	5,000	5,000
Additional Paid in Capital	1,137,533	1,137,533
Deficit Accumulated During the Development Stage	-1,143,518	-1,142,329

Total Stockholders' Equity	$6,515	7,704

Total Liabilities and Stockholders' Equity	$6,515	7,704

PYRO PHARMACEUTICALS, INC
A DEVELOPMENT STAGE COMPANY
STATEMENT OF OPERATIONS
YEARS ENDED DECEMBER 31,
AND FROM INCEPTION TO DECEMBER 31 2006

				INCEPTION
		2006	2005	31-Dec-06

Revenue		$-	-

Expenditures:
General and Administrative		1,194	47,329	503,686
Stock Issued to Founder and For Services	$			464,137
Options Expense				185,896
Net Loss From Operations		$-1,194	-47,329	-1,153,719

Other Income		5	216	10,201

Net Loss		$-1,189	-47,113	-1,143,518

Loss Per Share		$(0.00)	(0.01)	(0.15)

Weighted Average Shares Outstanding (Basic)		7,500,000	7,500,000	7,500,000

Weighted Average Shares Outstanding (Diluted)		15,625,000	15,625,000	12,946,429

PYRO PHARMACEUTICALS, INC
A DEVELOPMENT STAGE COMPANY
STATEMENT OF CASH FLOWS
YEARS ENDED DECEMBER 31,
AND FROM INCEPTION TO DECEMBER 31, 2006

			Inception To
	2006	2005	31-Dec-06
Cash Flows from Operating Activities
Net Loss For the Period	-1,189	-47,113	-1,143,518

Adjustments to Reconcile net (loss) to
cash (used) by operations:
Common Stock issued to Founder and for Services			464,137
Options			185,896

Net Cash (Used) by Operations	-1,189	-47,113	-493,485

Cash Flows from Investing Activities	-	-	-

Cash Flows from Financing Activities
Stock Sold for Cash			500,000

Net Increase (Decrease) in Cash	-1,189	-47,113	6,515

Cash at the Beginning	7,704	54,817	-

Cash at the End	6,515	7,704	6,515

Supplemental Disclosures:
Interest paid	-	-	-
Income Taxes Paid	-	-	-

PYRO PHARMACEUTICALS, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

	Common	Stock	Preferred Stock
	Shares	Total	Shares	Total	APIC	Deficit	Total
June 11, 2001 Issued Shares	2,887,500	2,887					2,887

Shares Issued For Services	4,612,500	4,613			456,637		461,250
Shares Issued for Cash			5,000,000	5,000	495,000		500,000
Loss For 2001						-530,341	-530,341

Balance December 31, 2001	7,500,000	7,500	5,000,000	5,000	951,637	-530,341	433,796

Option Expense					185,896		185,896

Loss For 2002						-356,881	-356,881

Balance December 31, 2002	7,500,000	7,500	5,000,000	5,000	1,137,533	-887,222	262,811

Loaa for 2003						-101,050	-101,050

Balance December 31, 2003	7,500,000	7,500	5,000,000	5,000	1,137,533	-988,272	161,761

Loss for 2004						-106,944	-106,944

Balance December 31, 2004	7,500,000	7,500	5,000,000	5,000	1,137,533	-1,095,216	54,817

Loss for 2005						-47,113	-47,113

Balance December 31, 2005	7,500,000	7,500	5,000,000	5,000	1,137,533	-1,142,329	7,704

Loss For 2006						-1,189	-1,189

Balance December 31, 2006	7,500,000	7,500	5,000,000	5,000	1,137,533	-1,145,518	6,515

PYRO PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
AND FROM INCEPTION (JUNE 11, 2001) TO DECEMBER 31, 2006

NOTE 1 - ORGANIZATION

Organization and Line of Business

Pyro Pharmaceuticals, Inc. (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Delaware on June11, 2001. The Company is developing new antibiotics to reduce numerous infections.

NOTE 2 –SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation/Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

Management intends to raise financing through private equity financing or other means and interests that it deems necessary.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Cash Equivalents

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Fair Value of Financial Instruments

The estimated fair values of cash, property and equipment and due to stockholder, none of which are held for trading purposes, approximate their carrying value because of the short term maturity of these instruments or the stated interest rates are indicative of market interest rates.

Property and Equipment

Property, and equipment is stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditure for maintenance and repairs, which does not improve or extend the expected useful life of the assets, is expensed to operations while major repairs are capitalized. Depreciation expense is included in general and administrative expenses on the statement of operations. During the time periods in question there was no property and equipment or depreciation expense.

PYRO PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
AND FROM INCEPTION (JUNE 11, 2001) TO DECEMBER 31, 2006

The estimated useful lives are as follows:

Computer equipment	3 years
Furniture & Fixture	5 years
Office equipment	5 years

The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statement of operations and comprehensive income.

Concentration of Credit Risk

The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company will extend credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company will monitor its exposure for credit losses and maintains allowances for anticipated losses, if required.

Advertising Costs

Advertising costs are expensed as incurred. There were no advertising expenses for the periods.

Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Income/(Loss) Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Stock-Based Compensation

In March 2004, the FASB issued a proposed statement, Share-Based Payment, which addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the grant-date fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The proposed statement would eliminate the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method. In

PYRO PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
AND FROM INCEPTION (JUNE 11, 2001) TO DECEMBER 31, 2006

December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their grant-date fair values. Pro forma disclosure is no longer an alternative.

As permitted by SFAS No. 123, for 2005, the Company accounted for share-based payments to employees using APB Opinion No. 25's intrinsic value method and, as such, generally recognized no compensation cost for employee stock options. Effective January 1, 2006, we have adopted SFAS No. 123(R)'s fair value method of accounting for share based payments. Accordingly, the adoption of SFAS No. 123(R)'s fair value method may have a significant impact on the Company's results of operations as we are required to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS No. 123(R) permits public companies to adopt its requirements using either the "modified prospective" method or the "modified retrospective" method. The Company adopted SFAS No. 123(R) using the modified prospective method. In April 2005, the SEC delayed the effective date of SFAS No. 123(R), which is now effective for public companies for annual, rather than interim periods that begin after June 15, 2005. The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.

Segment Reporting

Based on the Company's integration and management strategies, the Company operated in a single business segment. For the periods in question the Company had no revenue.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, the performance has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured.

The Company may receive upfront fees from third parties who solicit the services of the Company as a booking agent. The upfront fees may be either nonrefundable, or refundable based upon the contractual arrangement. The upfront fees are recorded as deferred revenues when received, and recorded as earned when the entertainer completes the agreed-upon performance. If the event is cancelled and the upfront fee is refundable, the revenue is neither fixed or determinable until the cancellation privileges lapse. If the performance is cancelled and the fee is refunded, no revenue is recognized. If the performance is cancelled and the fee is non-refundable, the revenue is recognized upon cancellation.

New Accounting Pronouncements

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position (FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall combined results of operations or combined financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF03-1.

PYRO PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
AND FROM INCEPTION (JUNE 11, 2001) TO DECEMBER 31, 2006

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4”, (" SFAS No. 151"). The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67" ("SFAS 152") SFAS 152 amends SFAS No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". SFAS 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. SFAS 152 is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant if any, to the Company's overall results of operations or financial position since the Company does not enter into such transactions.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No.153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No.153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No.153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.

PYRO PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
AND FROM INCEPTION (JUNE 11, 2001) TO DECEMBER 31, 2006

However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. This pronouncement is effective for the Company, a small business issuer, as of the first interior annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In May, 2005, The FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections –a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the financial statements.

In February, 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Statements”. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial statements that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In March, 2006 FASB issued SFAS 156 “Accounting For Servicing of Financial Assets”this Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3.	Permits an entity to choose “Amortization method”or “Fair value measurement method”for each class of separately recognized servicing assets and servicing liabilities.
4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale

PYRO PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
AND FROM INCEPTION (JUNE 11, 2001) TO DECEMBER 31, 2006

securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Management believes that this statement will not have a significant impact on the financial statements.

NOTE 3 - STOCKHOLDERS’EQUITY

In 2001, the Company issued 7,500,000 shares of its common stock. Of this amount 2,887,500 shares were issued as founder shares to our President and the balance of 4,612,500 shares issued for services at market value, which was determined to be .10 per share.

Also in 2001, we issued 5,000,000 shares of our Preferred Stock for cash at .10 per share.

In 2002 Stock options of 1,858,960 were exercised at the market price of .10. The Company recognized an expense of $185,896 on these options.

At the time of the issuance, the Company had established its corporate framework, had issued its’ founders shares, and had begun to pursue its’planned operations. SFAS 123, does not specify the measurement date for share-based payment transactions with nonemployees for which the measure of the cost of goods acquired or services received is based on the fair value of the equity instruments issued. EITF Issue No., 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,”establishes criteria for determining the measurement date for equity instruments issued in share-based payment transactions with nonemployees. EITF 96-18 states that the issuer should measure the fair value of the equity instruments using the stock price and other measurement assumptions as of the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or the date at which the counterparty’s performance is complete. The Company has determined that the measurement date of the transaction was the date of issue. At the issue date, the Company’s shares were not publicly traded, but the Company had raised funds based upon their belief in good faith that .10 per share. was the “fair market price.”Therefore, the Company’s Board of Directors determined, based on good faith, that the fair market value on the measurement date was $.10 per share.

NOTE 4 –INCOME TAXES

The Company has a net operating loss of approximately $1,143,518 which will expire starting in 2016. The Company has provided a valuation allowance for this deferred tax asset since management has not been able to determine that the realization of that asset is more likely than not.

Schedule “B”

Patents of Pyro

Patent Number
6,955,890
6,852,485

Patents Pending of Pyro

Publication Number
20060252113
20060252112
20060178322
20060178321
20060178320
20060177385
20060094075
20060063224
20040006040
20030232021